SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2015

RX Safes, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-193800	27-2928918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Green Valley Parkway, Suite 300 Henderson, NV	89012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-983-9144

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Approval of the 2015 Equity Incentive Plan

On January 5, 2015, the board of directors and majority shareholders of RX Safes, Inc. (the “Company”) approved the adoption of the RX Safes, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”). The description of the 2015 Equity Incentive Plan provided below is qualified in its entirety by reference to the complete terms of the 2015 Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The purpose of the 2015 Equity Incentive Plan is to foster and promote the Company’s long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2015 Equity Incentive Plan is intended to encourage participants to acquire and maintain ownership interests in the Company and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of the Company’s business is largely dependent.

The 2014 Equity Incentive Plan became effective upon its approval by the majority of stockholders on January 1, 2015 and, unless earlier terminated, will continue until January 1, 2025. A total of 25,000,000 shares of common stock may be issued under the 2015 Equity Incentive Plan.

The 2014 Equity Incentive Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, stock units, performance shares and performance units to our employees, officers, directors and consultants, including incentive stock options, non-qualified stock options, restricted stock, and other benefits.

Executive Officer Employment Agreement

On January 1, 2015, the Company entered into an employment agreement effective January 1, 2015 with Lorraine Yarde (“Yarde”) to be its Chief Executive Officer (the “Yarde Agreement”). The description of the Yarde Agreement provided below is qualified in its entirety by reference to the complete terms of the Yarde Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

The following is a summary of the material terms of the Yarde Agreement.

●	The term commences on January 1, 2015 and ends on the earlier of (i) Yarde’s death or mental or physical disability or incapacity, (ii) Yarde’s resignation or (iii) termination by the Company at any time.

●	Yarde’s initial annual Base Salary is $175,000, with annual salary increases of no less than 10% of the prior year’s annual salary to commence on the first day after each year anniversary.

●	Yarde will be eligible to earn bonus a Performance Bonus for each complete fiscal year, which will be equal to fifty percent (50%) of her Base Salary for such fiscal year (the “Target Bonus”). The actual amount of the Performance Bonus payable to Yarde for any fiscal year may be greater than or less than the Target Bonus for such fiscal year and will be determined by the decision of the disinterested members of the board of directors based on the achievement of certain financial and individual performance goals to be established annually by the board of directors.

●	The Company will immediately grant to Yarde an option under the Company’s 2015 Equity Incentive Plan to purchase 10,000,000 shares of the Company's Common Stock with vesting and strike prices set forth in the Yarde Agreement.

●	Yarde will have the right to convert any then unpaid compensation to Company stock at a 50% discount to the then market rate of the Company’s Common Stock based on the closing price of the prior days trading, in the form of registered securities (S-8 shares).

2

●	Yarde will be entitled to participate in the Company's health and welfare benefit programs and vacation and other benefit programs for which other employees of the Company are generally eligible, subject to any eligibility requirements of such plans and programs. If the Company does not offer a health and welfare benefit program, Yarde will be entitled to reimbursement of expenses paid by employee for a private health and benefit program up to $1,000 each calendar month.

●	Upon termination of Yarde’s employment, she may be entitled to receive certain post-termination severance benefits depending upon whether such termination is by the Company without Cause, in relation to a Change of Control, a resignation by Yarde for Good Reason, or by reason of Yarde’s death or disability (as such terms are defined in the Yarde Agreement). In the event the Company terminates Mr. Yarde’s employment without Cause or Mr. Yarde elects a resignation for Good Reason, Yarde shall be entitled to receive as severance her Base Salary for a period equal to the number of complete months she has worked for the Company, up to a maximum of twelve (12) months.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Items 1.01 is incorporated into this Item 3.02 by reference.

On January 1, 2015 we granted Yarde an option to purchase 10,000,000 shares of the Company's Common Stock with vesting and strike prices set forth in the Yarde Agreement.

The issuance of the above shares was made in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Items 1.01 and 3.02 is incorporated into this Item 5.02 by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	2015 Equity Incentive Plan
10.2	Employment Agreement, dated January 1, 2015 with Lorraine Yarde

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RX Safes, Inc.

Lorraine Yarde
CEO
Date: January 5, 2015

4